(Form of Stock Option Agreement
                        for 75,000 Shares)


                  OPTION AGREEMENT PURSUANT TO
THE LONE STAR INDUSTRIES, INC.
MANAGEMENT STOCK OPTION PLAN


         AGREEMENT, dated as of June 8, 1994 by and between Lone
Star Industries, Inc. (the "Company") and _________________
(the
"Participant").

Preliminary Statement

          The Compensation and Stock Option Committee of the Board of Directors (the "Board") of the Company (the "Committee"), pursuant to the Company's Management Stock Option Plan, annexed hereto as Exhibit A (the "Plan), granted on June 8, 1994 to the
Participant, as an Employee (as defined in the Plan), stock options
(the "Options") to purchase the number of shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), set forth below. This Agreement sets forth the terms of the Options.

          Accordingly, the parties hereto agree as follows:

          1. Grant of Options. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the
Participant is hereby granted 75,000 Options to purchase from the
Company up to 75,000 shares of Common Stock, at a price per share of
$15.375 (the "Option Price").

          2. Tax Matters.  26,016 Options to acquire 26,016
shares
of Common Stock granted hereby are intended to qualify as
and are
hereby designated as "Incentive Stock Options" under Section
422 of
the Internal Revenue Code of 1986, as amended (the "Code").
48,984
Options to acquire 48,984 shares of Common Stock are intended to qualify as and are hereby designated as "Non-Qualified Stock Options" within the meaning of Section 1.83-7 of the Income Tax
Regulations promulgated under the Code.

          3. Vesting. The Options are exercisable in installments as provided below, which shall be cumulative. To the extent that
Options have become exercisable with respect to a number of shares as provided below, the Option may thereafter be exercised by the
Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options as provided herein. The following table indicates each date (the "Vesting Date") upon which the Participant shall be entitled to exercise Incentive Stock
Options and Non-Qualified Stock Options with respect to the number of Shares indicated beside that date:

Vesting Date                              Number of Shares


                              Incentive Stock     Non-
Qualified
                                Options           Stock
Options

July 1, 1994                     6,504              12,246
January 1, 1995                  6,504              12,246
January 1, 1996                  6,504              12,246
January 1, 1997                  6,504              12,246


          Upon the occurrence of a Change of Control (as hereinafter defined), all Options shall immediately become exercisable with respect to all shares of Common Stock subject thereto regardless of whether the Option has vested with respect to such shares.
For
purposes of this Agreement, "Change of Control" means the occurrence of any of the following events:

          (i)       Any acquisition by any individual,
entity or
                    group (within the meaning of Section
13(d)(3)
                    or 14(d)(2) of the Securities Exchange
Act of
                    1934 (the "Exchange Act")) (a "Person")
of
                    beneficial ownership (within the meaning of
                    Rule 13d-3 promulgated under the
Exchange Act)
                    of shares of Common Stock and/or
Outstanding
                    Company Voting Securities (as defined
below)
                    after which acquisition such individual, entity
                    or group is the beneficial owner of
twenty
                    percent (20%) or more of either (1) the
then
                    outstanding shares of Common Stock or
(2) the
                    combined voting power of the then
outstanding
                    voting securities of the Company
entitled to
                    vote generally in the election of
directors
                    (the "Outstanding Company Voting
Securities");
                    excluding, however, the following: (1)
any
                    acquisition by the Company, (2) any
acquisition
                    by an employee benefit plan (or related
trust)
                    sponsored or maintained by the Company
or (3)
                    any acquisition by any corporation
pursuant to
                    a reorganization, merger, consolidation
or
                    similar corporate transaction (in each
case, a
                    "Corporate Transaction"), if, pursuant
to such
                    Corporate Transaction, the conditions
described
                    in clauses (1), (2) and (3) of paragraph
(iii)
                    of this Section 3 are satisfied; or


          (ii) A change in the composition of the Board such
                    that the individuals who, as of July 1,
1994,
                    comprise a class of directors of the
Board (the
                    members of each class of directors of
the Board
                    as of July 1, 1994 shall be hereinafter
                    referred to as an "Incumbent Class" and
the
                    members of all of the Incumbent Classes
shall
                    be hereinafter collectively referred to
as the
                    "Incumbent Board") cease for any reason
to
                    constitute at least a majority of the
class;
                    provided, however, for purposes of this
                    subsection that any individual who
becomes a
                    member of an Incumbent Class subsequent
to July
                    1, 1994 whose election, or nomination
for
                    election by the Company's stockholders,
was
                    approved in advance or contemporaneously with
                    such election by a vote of at least a
majority
                    of those individuals who are members of
the
                    Incumbent Board and a majority of those
                    individuals who are members of such
Incumbent
                    Class (or deemed to be such pursuant to
this
                    proviso) shall be considered as though
such
                    individual were a member of the
Incumbent
                    Class; but, provided further, that any
such
                    individual whose initial assumption of
office
                    occurs as a result of either an actual
or
                    threatened election contest (as such
terms are
                    used in Rule 14a-11 of Regulation 14A
                    promulgated under the Exchange Act) or
other
                    actual or threatened solicitation of
proxies or
                    consents by or on behalf of a Person
other than
                    the Board or actual or threatened tender offer
                    for shares of the Company or similar
                    transaction or other contest for
corporate
                    control (other than a tender offer by
the
                    Company) shall not be so considered as a member
                    of the Incumbent Class; or

          (iii)    The approval by the stockholders of the
Company
                   of a Corporate Transaction or, if
consummation
                   of such Corporate Transaction is subject, at the
                   time of such approval by stockholders, to the
                   consent of any government or governmental agency, the obtaining of such consent
(either
                   explicitly or implicitly); excluding,
however,
                   such a Corporate Transaction pursuant to which
                   (1) all or substantially all of the
individuals
                   and entities who are the beneficial
owners,
                   respectively, of the outstanding shares
of
                   Common Stock and Outstanding Company
Voting
                   Securities immediately prior to such
Corporate
                   Transaction will beneficially own,
directly or
                   indirectly, more than eighty percent
(80%) of,
                   respectively, the outstanding shares of
common
                   stock of the corporation resulting from
such
                   Corporate Transaction and the combined
voting
                   power of the outstanding voting
securities of
                   such corporation entitled to vote
generally in
                   the election of directors, (2) no Person
(other
                   than the Company, any employee benefit
plan (or
                   related trust) of the Company or the
corporation
                   resulting from such Corporate Transaction and
                   any Person beneficially owning,
immediately
                   prior to such Corporate Transaction,
directly or
                   indirectly, twenty percent (20%) or more of the
                   outstanding shares of Common Stock or
                   Outstanding Company Voting Securities, as the
                   case may be) will beneficially own,
directly or
                   indirectly, twenty percent (20%) or more of,
                   respectively, the outstanding shares of
common
                   stock of the corporation resulting from
such
                   Corporate Transaction or the combined
voting
                   power of the then outstanding securities of such
                   corporation entitled to vote generally in the
                   election of directors and (3) individuals who
                   were members of the Incumbent Board will constitute at least a majority of the members of
                   board of directors of the corporation
resulting
                   from such Corporate Transaction; or

          (iv)     The approval of the stockholders of the
Company
                   of (1) a complete liquidation or
dissolution of
                   the Company or (2) the sale or other
disposition
                   of all or substantially all of the assets
of the
                   Company; excluding, however, such a sale
or
                   other disposition to a corporation, with
respect
                   to which following such sale or other
                   disposition, (A) more than eighty percent
(80%)
                   of, respectively, the then outstanding
shares of
                   common stock of such corporation and the combined voting power of the then outstanding
                   voting securities of such corporation
entitled
                   to vote generally in the election of
directors
                   will be then beneficially owned, directly or
                   indirectly, by all or substantially all
of the
                   individuals and entities who were the
beneficial
                   owners, respectively, of the outstanding shares
                   of Common Stock and Outstanding Company
Voting
                   Securities immediately prior to such sale or
                   other disposition, (B) no Person (other
than the
                   Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning,
                   immediately prior to such sale or other
                   disposition, directly or indirectly,
twenty
                   percent (20%) or more of the outstanding shares
                   of Common Stock or Outstanding Company
Voting
                   Securities, as the case may be) will
                   beneficially own, directly or indirectly, twenty
                   percent (20%) or more of, respectively,
the then
                   outstanding shares of common stock of
such
                   corporation and the combined voting power of the
                   then outstanding voting securities of
such
                   corporation entitled to vote generally in the
                   election of directors and (C) individuals who
                   were members of the Incumbent Board will constitute at least a majority of the members of
                   the board of directors of such
corporation.

          4. Method of Exercise. Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased and whether such exercise is of Incentive Stock Options or of Non-Qualified Stock Options, or what combination of Incentive
Stock Options and Non-Qualified Stock Options are being exercised.
Such notice shall be accompanied by payment in full of the Option
Price (i) in cash, by certified check or money order, or
(ii) in the
form of shares of Common Stock owned by the Participant (and for which the Participant has good title free and dear of any liens and encumbrances) based on the Fair Market Value of the shares on the date of exercise as determined by the Committee, or (iii) in such other form, or pursuant to such other arrangement for the satisfaction of the Option Price, as the Committee may accept. For purposes of this Agreement, "Fair Market Value" shall mean the average of the high and low prices of a share of Common Stock in New
York Stock Exchange composite market transactions, as reported by the Wall Street journal, or if the Common Stock shall not have been reported on such date, on the first day prior thereto on which the
Common Stock was reported. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

          5. Restriction on Transfer of Options. Except as otherwise provided herein, the Options granted hereby are not transferable otherwise than by will or under the applicable laws of descent and distribution. Non-Qualified Stock Options may be transferred (i) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income
Security Act, or the rules thereunder or (ii) to the Participant's immediate family (i.e., the Employee's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members, or partnerships in which such family members are the only partners, provided that such transfer shall be permitted only if the Participant does not receive any consideration for such transfer and written notice of such proposed transfer and the details thereof shall have been furnished to the Committee (any
Options transferred pursuant to this clause shall continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the transfer and a holder thereof shall be treated as a Participant hereunder). During the lifetime of the Participant, Options may be exercised only by the Participant or the Participant's guardian or legal representative. In addition, except to the extent permitted by this Agreement, the Options shall not be assigned, negotiated, pledged or hypothecated in any way
(whether by operation of law or otherwise), and the Options shall not be subject to execution, attachment or similar process. Except to the extent permitted by this Agreement, upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Options, or in the event of any levy upon the Options by reason of any execution, attachment or similar process contrary to the provisions hereof, the Options shall immediately become null and void.

          6.   Termination of Employment.

               A. Termination by Reason of Death or
Disability. If
a Participant's Termination of Employment (as hereinafter defined) is by reason of death or Disability (as defined in the Plan), any
Options held by such Participant may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate) at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of the Option, whichever period is the shorter. For purposes of this Agreement, "Termination of Employment" means (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of the Participant from or among the Company and its subsidiaries, as defined under Section 424(f) of the Code; or (2)
when a subsidiary, with respect to which is employing a Participant, ceases to be a subsidiary, as defined under Section 424(f) of the
Code.

               B. Termination for Cause.  Upon the
Termination of
Employment of the Participant for Cause, or if the Company obtains or discovers information after Termination of Employment that such
Participant had engaged in conduct that would have justified a
Termination of Employment for Cause during employment, all outstanding Options of the Participant shall immediately be canceled, provided, however, that the provisions of this Section
6(B) shall cease to apply to any Options that are outstanding at the time of a Change of Control. For purposes of this Agreement,
"Cause" means that the Committee shall have determined that any of the following events has occurred: (1) an act of fraud, embezzlement, misappropriation of business or theft committed by the
Participant in the course of his or her employment, or any intentional or gross negligent misconduct of the Participant which injures the business or reputation of the Company; (2) intentional or gross negligent damage committed by the Participant to the property of the Company; (3) the Participant's failure or refusal to perform the customary duties and responsibilities of his or her position with the Company; (4) the Participant's breach of fiduciary duty, or the making of a false representation, to the Company; (5) the Participant's material breach of any covenant, condition or obligation required to be performed by him or her pursuant to the
Plan, this Option Agreement or any other agreement between him or her and the Company or the Participant's intentional or gross negligent violation of any material written policy of the Company;
(6) the Participant's willful failure or refusal to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company; or (7) commission by the
Participant of a felony or a crime involving moral turpitude.

               C. Other Termination. If the Participant's
Termination of Employment is for any reason other than death,
Disability, or Cause, any Options held by the Participant may be exercised, to the extent exercisable at the Participant's termination, by the Participant at any time within a period of 3 months from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter.

          7. Termination. Unless terminated as provided below or otherwise pursuant to the Plan, each Incentive Stock Option shall expire on the tenth anniversary of this Agreement, and each Non-
Qualified Stock Option shall expire on the tenth anniversary of the day after the date of this Agreement. Any Options that were not exercisable by the Participant at the time of the Participant's
Termination of Employment shall terminate and be null and void.

          8. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Options until the Participant shall have become the holder of record of the shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan.

          9. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitations the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The annexed copy of the Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

          10. Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of any shares of
Common Stock, payment by the Participant of any Federal, state or local taxes required by law to be withheld.

          The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by permitting the Participant to deliver shares of Common Stock which the Participant owns (free and clear of any liens and encumbrances). If the Participant is required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company the Participant may elect to have a sufficient number of shares of Common Stock withheld or to deliver shares of Common Stock which the Participant owns to fulfil such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding or transfer of such shares from being subject to
Section 16(b) of the Exchange Act. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the disapproval of the
Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or is made in advance but takes effect during such period, (ii) at least six (6) months prior to the date of exercise of the Option, or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act.
Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant

          11. Listing and Other Conditions.

          As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an
Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

          If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

          Upon termination of any period of suspension under
this
Section 11, any Option affected by such suspension which
shall not
then have expired or terminated shall be reinstated as to
all shares
available before such suspension and as to shares which
would
otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any
Option.  Notwithstanding anything else to the contrary
contained
herein, no shares of Common Stock shall be delivered by the
Company
to the Participant pursuant to this Agreement until a Form S-
8
registration statement (or any successor form) shall have become effective and shall be current with respect to the shares being sold and delivered hereunder.

          12. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

         If to the Company, to:

               Lone Star Industries, Inc.
               300 First Stamford Place
               P. 0. Box 120014
               Stamford, CT 06912-0014
               Attn: Corporate Secretary



          If to the Participant, to:

          the address indicated on the signature page at the end
          of this Agreement


          13.  No Obligation to Continue Employment This
Agreement
does not guarantee that the Company or any of its subsidiaries will employ the Participant for any specific time period, nor does it modify in any respect the Company's or a subsidiary's right to terminate or modify the Participant's employment or compensation.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                              LONE STAR INDUSTRIES, INC.



                              By:
                                      Authorized Officer



                              [name]
                              [address]